Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jim Huseby

                 Investor Relations

                 (813) 637-5000

Syniverse Reports Second Quarter 2006 Results

Tampa, Fla. – August 8, 2006 – Syniverse Holdings, Inc. (NYSE: SVR), a leading provider of mission-critical technology services to wireless telecommunications companies worldwide, today reported results for second quarter 2006.

•	Total revenues were $82.2 million for the second quarter 2006, a 5.4% decrease compared to the second quarter 2005.

•	Net revenue, which excludes off-network database queries or pass-thru revenue, was $78.9 million for the second quarter 2006, a decrease of 5.4% compared to the second quarter 2005.

•	Net income attributable to common stockholders was $9.5 million in the second quarter 2006, a decrease of 19.5% compared to the second quarter 2005.

•	Cash net income, a non-GAAP measure of profitability, was $12.9 million for the second quarter 2006, an 18.4% decrease compared to the second quarter 2005. Cash net income reflects the positive cash impact resulting from the significant difference in amortization of goodwill for financial reporting and tax purposes and is determined by adding the cash savings arising from the tax deductible goodwill amortization to adjusted net income.

•	Cash net income per share was $0.19 in the second quarter 2006, compared to $0.23 the second quarter 2005.

•	Adjusted EBITDA, a non-GAAP measure of operating cash flow, was $29.3 million for the second quarter 2006, an 18.6% decrease compared to the second quarter 2005.

“We continued to execute our international expansion strategy in the second quarter,” said Syniverse President and CEO Tony Holcombe. “We have now successfully implemented eight Vodafone plus four TeliaSonera properties. Additionally, we added two European properties, one in Turkey and the other in Luxembourg. Late in the quarter, we expanded our position in Asia when we acquired Hong Kong-based ITHL.”

Chief Financial Officer Ray Lawless added, “During the second quarter, we exceeded our revenue guidance, and met our adjusted EBITDA and cash net income guidance. We expect to see continued improvements in all significant financial metrics through the year as we integrate ITHL and newly signed customers come on line. Because we closed ITHL late in the second quarter, there is no impact from ITHL on the income statement this quarter, but we will have a full quarter impact in the third quarter.”

“Our business model continued to generate significant free cash from operations,” said Lawless. “We generated $19.1 million during the second quarter, and continue to expect that free cash flow will exceed $75 million for the full year.”

Syniverse Technologies • One Tampa City Center, Suite 700, Tampa, FL 33602 • Tel +1 888.724.3579 • Outside North America +1 813.209.5944

www.syniverse.com

Second quarter 2006 Service Line Revenue

Technology Interoperability Services

Technology Interoperability revenue was $30.8 million in the second quarter 2006, a 13.2% increase compared to second quarter 2005, primarily driven by increases in GSM clearing, Message Manager, UniRoam, and Mobile Data Roaming.

Network Services

Network Services revenue was $31.5 million in the second quarter 2006, a 5.6% decrease compared to second quarter 2005, primarily driven by previously disclosed migrations and competitive pricing, partially offset by increases in GSM transport and data networking.

Number Portability Services

Number Portability revenue was $7.2 million in the second quarter 2006, a 42.7% decrease compared to the second quarter 2005, primarily driven by the previously disclosed migration of the Sprint port center.

Call Processing Services

Call Processing Services revenue was $7.3 million in the second quarter 2006, nearly flat compared to the second quarter 2005, with increases in international roaming supported by Signaling Solutions offset by a decline in fraud services.

Enterprise Solutions

Enterprise Solutions revenue was $2.1 million in the second quarter 2006.

Off-Network Database Queries (Pass-Thru)

Pass-thru revenue for the second quarter 2006 was $3.3 million.

Second quarter 2006 Business Highlights

•	Acquired Hong Kong-based ITHL for up to $45 million, including earn-outs of up to $7 million

•	Appointed Nancy J. White as Chief Marketing Officer

•	Continued international progress with new global customer wins across multiple products, including clearing & settlement and mobile data roaming.

•	Successful migrations of seven operating companies from Vodafone and Telia Sonera to Syniverse platforms.

Outlook

The company provides the following estimates for 2006:

	Third Quarter	Full Year
Net Revenues	$89 million - $91 million	$330 million - $340 million
Adjusted EBITDA	$39 million - $41 million	$135 million - $145 million
Cash Net Income	$17 million - $19 million	$60 million - $70 million

Non-GAAP Measures

Syniverse’s Cash Net Income is determined by adding the cash benefit of our tax-deductible goodwill to Adjusted Net Income. This benefit is a result of the differing treatments of approximately $362 million of goodwill on our balance sheet created primarily from our acquisitions from Verizon and of IOS North America. While not amortized for GAAP purposes, goodwill amortization is deductible in calculating our taxable income and hence reduces cash tax liabilities.

Syniverse’s Adjusted Net Income is determined by adding the following to net income (loss): provision for income taxes, restructuring costs, amortization of intangibles recorded in purchase accounting, loss on extinguishment of debt, headquarters facilities move expenses, transition expenses of integrating the IOS North America business and less non-operating gains to arrive at Adjusted Net Income (loss) before provision for income taxes. This adjusted pre-tax result is then further adjusted for a provision for income taxes at an assumed long-term tax rate of 39%, which excludes the effect of our NOLs.

We present Adjusted Net Income and Cash Net Income because we believe that Adjusted Net Income and Cash Net Income provide useful information regarding our operating results, in addition to our GAAP measures. We believe that Adjusted Net Income provides our investors with valuable insight into our profitability exclusive of unusual adjustments, and Cash Net Income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. Neither of these non-GAAP measures should be reviewed without consideration of our net income and other GAAP measures.

Syniverse’s Adjusted EBITDA is determined by adding the following to net income (loss): net interest expense, provision for income taxes, depreciation, amortization, restructuring charges, loss on extinguishment of debt, headquarters facilities move expenses, the transition expenses of integrating the IOS North America business and less non-operating gains. A reconciliation of Adjusted EBITDA, Adjusted Net Income and Cash Net Income to net income (loss) is presented in the financial tables contained herein.

We present Adjusted EBITDA because we believe that Adjusted EBITDA provides useful information regarding our continuing operating results. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we also utilize Adjusted EBITDA as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We believe that Adjusted EBITDA, Adjusted Net Income and Cash Net Income are useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing operating performance or cash flows. Adjusted EBITDA, Adjusted Net Income and Cash Net Income have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business, and Adjusted Net Income and Cash Net Income should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income and Cash Net Income as supplemental information.

Second quarter 2006 Earnings Call

Syniverse Technologies will host a conference call at 4:30 p.m. (ET) to discuss these results. To participate on this call, please dial 1 (866) 510-0712 (for U.S. callers) or +1 (617) 597-5380 (for international direct dial). The pass code for this call is 76523750.

This event will be Webcast live over the Internet in listen-only mode at http://www.syniverse.com/investorevents.

A replay of this call will be available beginning Tuesday, August 8, 2006, at 7:30 p.m. (ET) through Tuesday, August 22, 2006, 11:59 p.m. (ET). To access the replay, please dial 1 (888) 286-8010 (for U.S. callers) or +1 (617) 801-6888 (for international direct dial). The replay pass code is 88346548.

In addition, this earnings call will be archived on the Syniverse Technologies corporate Web site www.syniverse.com under Investors - Webcasts and Presentations.

# # #

About Syniverse

Syniverse Technologies (NYSE: SVR) is a leading provider of mission-critical technology services to wireless telecommunications companies worldwide. Syniverse solutions simplify technology complexities by integrating disparate carriers’ systems and networks in order to provide seamless global voice and data communications to wireless subscribers. Carriers depend on Syniverse’s integrated suite of services to solve their most complex technology challenges and to facilitate the rapid deployment of next generation wireless services. Syniverse provides services to over 350 telecommunications carriers in more than 50 countries, including the ten largest U.S. wireless carriers and six of the ten largest international wireless carriers. Headquartered in Tampa, Fla., U.S.A., Syniverse has offices in major cities throughout North America, The Netherlands, China, the United Kingdom and a global sales force in Brazil, France, India, Italy, Japan, Luxembourg, Norway, Singapore and Slovakia. www.syniverse.com

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook and strategy, and statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including: unpredictable quarterly fluctuations in our business; the effects of competition or consumer and merchant use of our service; any adverse changes in our agreements with our listings providers; the impact of international expansion efforts on our business; and changes in our tax status. These and other risks and uncertainties associated with our business are described in our filings with the Securities and Exchange Commission.

Syniverse Holdings, Inc

Condensed Consolidated Statements of Operations (unaudited)

(In thousands except per share information)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2006	Six Months Ended June 30, 2005	Six Months Ended June 30, 2006
Technology Interoperability Services	$27,201	$30,798	$50,400	$56,634
Network Services	33,415	31,549	65,648	63,043
Number Portability Services	12,607	7,220	24,276	13,950
Call Processing Services	7,322	7,288	13,725	14,479
Enterprise Solution	2,927	2,084	6,009	4,214

Revenues excluding Off Network Database Queries	83,472	78,939	160,058	152,320
Off Network Database Queries	3,403	3,255	6,236	5,291

Total Revenues	86,875	82,194	166,294	157,611
Cost of operations	34,446	33,545	66,872	64,751
Gross Margin	52,429	48,649	99,422	92,860

Gross Margin %	60.3%	59.2%	59.8%	58.9%
Gross Margin % before
Off Network Database Queries	62.8%	61.6%	62.1%	61.0%

Sales and marketing	5,812	6,871	11,474	12,364
General and administrative	12,380	13,673	22,534	30,984
Depreciation and amortization	12,190	9,868	24,075	19,849
Restructuring	—	—	—	338

Operating income	22,047	18,237	41,339	29,325

Other expense, net
Interest expense, net	(8,192)	(6,262)	(18,357)	(12,370)
Loss on extinguishment of debt	—	—	(23,788)	(924)
Other, net	—	211	—	330

	(8,192)	(6,051)	(42,145)	(12,964)

Income (loss) before provision for income taxes	13,855	12,186	(806)	16,361

Provision for income taxes	2,077	2,699	4,368	3,324

Net income (loss)	11,778	9,487	(5,174)	13,037

Preferred stock dividends	—	—	(4,195)	—

Net income (loss) attributable to common stockholders	$11,778	$9,487	$(9,369)	$13,037

Net income (loss) per share
Basic	$0.18	$0.14	$(0.16)	$0.20
Diluted	$0.18	$0.14	$(0.16)	$0.19
IPO pro forma(1)	$0.17	$0.14	$(0.08)	$0.19

Shares used in calculation
Basic	66,061	66,909	57,470	66,828
Diluted	66,064	67,873	57,470	67,568
IPO pro forma(2)	67,667	67,667	67,667	67,667

Notes:

1)	Assumes no preferred stock dividends since all of the outstanding preferred stock was either redeemed or converted to common shares after our IPO.
2)	Assumes shares outstanding after our IPO were outstanding for the full period above.

Selected Balance Sheet Data (unaudited):

(in thousands)	As of June 30, 2006
Cash	$11,069
Senior subordinated notes	$175,000
Term note B	177,424

Total debt	$352,424

Common stock and additional paid-in capital	$457,597
Accumulated deficit and other comprehensive income	(121,458)

Total stockholders’ equity	$336,139

Syniverse Holdings, Inc

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except per share information)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2006	Six Months Ended June 30, 2005	Six Months Ended June 30, 2006
Reconciliation to adjusted EBITDA
Net income (loss)	$11,778	$9,487	$(5,174)	$13,037
Interest expense, net	8,192	6,262	18,357	12,370
Provision for income taxes	2,077	2,699	4,368	3,324
Depreciation and amortization	12,190	9,868	24,075	19,849
Restructuring	—	—	—	338
Loss from disposal of assets	612	—	612	—
SFAS 123R non-cash compensation	—	329	—	329
IOS North America transition expenses	834	(258)	2,506	794
Facilities move expense	275	1,104	496	5,438
Loss on extinguishment of debt	—	—	23,788	924
Non-operating gains	—	(211)	—	(330)

Adjusted EBITDA	$35,958	$29,280	$69,028	$56,073

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2006	Six Months Ended June 30, 2005	Six Months Ended June 30, 2006
Reconciliation to adjusted net income (loss) and cash net income
Net income (loss)	$11,778	$9,487	$(5,174)	$13,037
Add provision for income taxes	2,077	2,699	4,368	3,324

Income (loss) before provision for income taxes	13,855	12,186	(806)	16,361

Restructuring	—	—	—	338
Loss from disposal of assets	612	—	612	—
SFAS 123R non-cash compensation	—	329	—	329
Purchase accounting amortization	6,412	4,188	12,842	8,414
IOS North America transition expenses	834	(258)	2,506	794
Facilities move expense	387	1,104	823	5,438
Loss on extinguishment of debt	—	—	23,788	924
Non-operating gains	—	(211)	—	(330)

Adjusted income before provision for income taxes	22,100	17,338	39,765	32,268

Less assumed provision for income taxes at 39%	(8,619)	(6,762)	(15,508)	(12,585)

Adjusted Net Income	13,481	10,576	24,257	19,683

Add cash savings of tax deductible goodwill(1)	2,300	2,300	4,600	4,600

Cash net income	$15,781	$12,876	$28,857	$24,283

Adjusted net income per share after IPO	$0.20	$0.16	$0.36	$0.29
Cash net income per share after IPO	$0.23	$0.19	$0.43	$0.36
Shares outstanding after IPO(2)	67,667	67,667	67,667	67,667

1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.
2)	Assumes shares outstanding after our IPO were outstanding for all periods above.